Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The First Years Inc., a Massachusetts corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report for the three months ended June 30, 2004 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2004

/s/ Ronald J. Sidman
Ronald J. Sidman, Chief Executive Officer,
Chairman of the Board of Directors, and President
(Principal Executive Officer)

Dated: August 9, 2004

/s/ John R. Beals
John R. Beals, Treasurer and Senior Vice President -
Finance (Principal Financial Officer and Chief Accounting Officer)